Consent of
        Ernst & Young LLP, Independent Registered Public Accounting Firm



   We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R, Class Y, and Class Z shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y, and Class Z shares' Statement of Additional Information and to the incorporation by reference of our report, dated November 17, 2008, on the financial statements and financial highlights of Pioneer Strategic Income Fund included in the Annual Report to the Shareowners for the year ended September 30, 2008 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A, No. 333-71813) of Pioneer Europe Select Equity Fund.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
January 22, 2009